                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 12, 1997


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)


                                  PP&L, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905            23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 610-774-5151


______Pennsylvania Power & Light Company (now PP&L, Inc.)__________________
      (Former name or former address, if changed since last report.)
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Item 5.	Other Events


Schedule Extension in Restructuring Case

	Reference is made to Pennsylvania Power & Light Company's (the "Company's") Form 10-Q for the quarter ended June 30, 1997 for a discussion of the Company's April 1, 1997 filing with the Pennsylvania Public Utility Commission (the "PUC") pursuant to Pennsylvania's Electricity Generation Customer Choice and Competition Act. On September 12, 1997, the PUC ordered a 30-day extension of the decision-making schedule in the restructuring proceeding. As a result, the PUC's final order in the case is now expected by February 5, 1998. The Company and other parties to the proceeding had agreed to the extension prior to the PUC action, to allow for possible settlement discussions.


Corporate Name Changes

	On September 12, 1997, (i) the Company filed Articles of Amendment with the Pennsylvania Department of State (the
"Department of State") to change the Company's corporate name to PP&L, Inc., effective immediately; (ii) Power Markets Development Company ("PMDC"), the unregulated subsidiary of PP&L Resources, Inc. ("Resources") which invests in energy projects domestically and overseas, filed Articles of Amendment with the Department of State to change PMDC's corporate name to PP&L Global, Inc., effectively immediately; and (iii) Spectrum Energy Services
Corporation ("Spectrum"), the unregulated subsidiary of Resources which markets energy-related products and services, filed Articles of Amendment with the Department of State to change Spectrum's corporate name to PP&L Spectrum, Inc., effective immediately.




                            SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          PP&L RESOURCES, INC. AND
                          PP&L, INC.




                          By:      /s/ J. J. McCabe
                                       J. J. McCabe
                                 Vice President & Controller
                            (PP&L Resources, Inc. and PP&L, Inc.)

Date:  September 12, 1997